Exhibit 4.1

UNIT PURCHASE RIGHTS AGREEMENT

between

MAGELLAN MIDSTREAM HOLDINGS, L.P.

and

COMPUTERSHARE TRUST COMPANY, N.A.

as Rights Agent

Dated as of December 3, 2008

Exhibits:

A	Form of Right Certificate

B	Summary of Rights to Purchase Common Units

i

UNIT PURCHASE RIGHTS AGREEMENT

This Unit Purchase Rights Agreement, dated as of December 3, 2008 (this “Agreement”), is between Magellan Midstream Holdings, L.P., a Delaware limited partnership (the “Partnership”), and Computershare Trust Company, N.A., a federally chartered trust company, as rights agent (the “Rights Agent”).

WHEREAS, the board of directors of the General Partner (as defined below) of the Partnership has authorized and declared an issuance and a distribution of one unit purchase right (a “Right”) for each Unit (as defined below) of the Partnership outstanding on December 10, 2008 (the “Record Date”), each Right representing the right to purchase one Common Unit (as defined below), having the rights, preferences and privileges set forth in the Partnership Agreement (as defined below), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Unit of the Partnership that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are defined below), in each case with each Right being issued to the holder at such time of a corresponding Unit.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a) “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Units then outstanding, but shall not include any Exempt Person. Notwithstanding the foregoing, no Person who would otherwise qualify as an Acquiring Person on the date of this Agreement will be deemed to be an Acquiring Person for any purpose of this Agreement unless and until such time as such Person or any Affiliate or Associate of such Person thereafter becomes the Beneficial Owner of any additional Common Units (whether or not such Person or such Affiliate or Associate has disposed of Beneficial Ownership of any Common Units on or after the date of this Agreement), other than as a result of a unit distribution, unit split or similar transaction effected by the Partnership in which all holders of Common Units are treated equally; provided that this exclusion shall cease to apply with respect to any Person at such time as such Person, together with all Affiliates and Associates of such Person, ceases to Beneficially Own 15% or more of the then-outstanding Common Units. Notwithstanding the foregoing, no Person shall become an “Acquiring Person” as the result of an acquisition of Common Units by the Partnership which, by reducing the number of Common Units outstanding, increases the proportionate number of Common Units Beneficially Owned by such Person, together with all Affiliates and Associates of such Person, to 15% or more of the Common Units then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Units then outstanding by reason of Common Unit purchases by the Partnership and shall, after such purchases by the Partnership, become the Beneficial Owner of any additional Common Units, then such Person shall be deemed to be an Acquiring Person unless upon the consummation of the acquisition of such additional Common Units such Person, together with all

Affiliates or Associates of such Person, does not own 15% or more of the Common Units then outstanding. Notwithstanding the foregoing, if the General Partner determines in good faith that a Person who would otherwise be an “Acquiring Person” became the Beneficial Owner of a number of Common Units such that the Person would otherwise qualify as an “Acquiring Person” inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of Common Units that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership of Common Units but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing or influencing control of the Partnership, then such Person shall be deemed not to be or to have become an “Acquiring Person” for any purposes of this Agreement unless and until such Person shall have failed to divest itself, as soon as practicable (as determined, in good faith, by the General Partner), of Beneficial Ownership of a sufficient number of Common Units so that such Person would no longer otherwise qualify as an “Acquiring Person.”

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 (the “Exchange Act”) as in effect on the date of this Agreement.

(c) A Person shall be deemed the “Beneficial Owner” of, shall be deemed to have “Beneficial Ownership” of and shall be deemed to “beneficially own” any securities:

(i) which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement;

(ii) which such Person or any of such Person’s Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (1) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (2) securities which a Person or any of such Person’s Affiliates or Associates may be deemed to have the right to acquire pursuant to any merger or other acquisition agreement between the Partnership and such Person (or one or more of its Affiliates or Associates) if such agreement has been approved by the General Partner prior to such Person becoming an Acquiring Person; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding, whether in writing or not (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(B)) or disposing of any securities of the Partnership; provided, however, that in no case shall an officer or director of the General Partner be deemed to be (x) the Beneficial Owner of any securities beneficially owned by another officer or director of the General Partner solely by reason of actions undertaken by such persons in their capacity as officers or directors of the General Partner or (y) the Beneficial Owner of securities held of record by the trustee of any employee benefit plan of the General Partner or any Subsidiary of the Partnership for the benefit of any employee of the Partnership or any Subsidiary of the Partnership, other than the officer or director, by reason of any influence that such officer or director may have over the voting of the securities held in the plan.

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Partnership, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

(d) “Book Entry” shall mean, with respect to any uncertificated Units issued by the Partnership, the registration of such Unit or Units in the name of the applicable holder on the books and records of the Partnership upon such issuance or upon any transfer of such Units in accordance with the Partnership Agreement.

(e) “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

(f) “Close of Business” on any given date shall mean 5:00 p.m., Eastern Time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., Eastern Time, on the next succeeding Business Day.

(g) “Common Unit” shall have the meaning ascribed to it in the Partnership Agreement.

(h) “Exempt Person” shall mean the Partnership, the General Partner, any Subsidiary of the Partnership or the General Partner, or any employee benefit plan or employee unit purchase plan of the Partnership or the General Partner or of any Subsidiary of the Partnership or the General Partner, or any trust or other entity organized, appointed, established or holding Units for or pursuant to the terms of any such plan.

(i) “General Partner” shall mean Magellan Midstream Holdings GP, LLC, a Delaware limited liability company, and its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership, in its capacity as general partner of the Partnership (except as the context otherwise requires).

(j) “General Partner Interest” shall have the meaning ascribed to it in the Partnership Agreement.

(k) “Limited Partner” shall have the meaning ascribed to it in the Partnership Agreement.

(l) “Limited Partner Interest” shall have the meaning ascribed to it in the Partnership Agreement.

(m) “Partners” means the General Partner and the Limited Partners.

(n) “Partnership Agreement” shall mean the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of February 15, 2006, as amended by Amendment No. 1 to the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of July 26, 2007 and Amendment No. 2 to the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of December 1, 2008, as the same may be amended or supplemented from time to time hereafter.

(o) “Partnership Interest” shall have the meaning ascribed to it in the Partnership Agreement.

(p) “Partnership Security” shall have the meaning ascribed to it in the Partnership Agreement.

(q) “Person” shall mean any individual, firm, corporation, partnership, limited partnership, limited liability company, joint venture, association, trust, unincorporated organization, group or other entity, and shall include any successor (by merger or otherwise) of such entity.

(r) “Record Holder” shall have the meaning ascribed to it in the Partnership Agreement.

(s) “Section 13 Event” shall mean any event described in clause (x), (y) or (z) of Section 13(a).

(t) “Subsidiary” of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

(u) “Triggering Event” shall be deemed to have occurred upon the date on which any Person (other than an Exempt Person) becomes an Acquiring Person.

(v) “Unit” shall have the meaning ascribed to it in the Partnership Agreement.

(w) “Unit Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) by the Partnership or an Acquiring Person that an Acquiring Person has become such or such earlier date as the General Partner shall become aware of the existence of an Acquiring Person; provided that, if such Person is determined not to have become an Acquiring Person pursuant to Section 1(a) hereof, then no Unit Acquisition Date shall be deemed to have occurred.

Section 2. Appointment of Rights Agent. The Partnership hereby appoints the Rights Agent to act as agent for the Partnership in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Partnership may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon ten (10) days’ prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent.

Section 3. Issue of Right Certificates. (a) Until the earlier of (i) the Close of Business on the tenth calendar day after the Unit Acquisition Date or (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by action of the General Partner prior to such time as any Person becomes an Acquiring Person) after the date of commencement by any Person (other than an Exempt Person) of, or after the date of the first public announcement of the intention of any Person (other than an Exempt Person) to commence, a tender or exchange offer the successful consummation of which would result in any Person (other than an Exempt Person) becoming the Beneficial Owner of Common Units aggregating 15% or more of the then outstanding Common Units (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates, or Book Entries, for Units registered in the names of the holders thereof (which certificates or Book Entries in each case shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Units made in accordance with the Partnership Agreement. As soon as practicable after the Distribution Date, the Partnership will prepare and execute, the Rights Agent will countersign, and the Partnership will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Units as of the Close of Business on the Distribution Date (other than an Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Partnership, a certificate, in substantially the form of Exhibit A hereto (a “Right Certificate”), evidencing one Right for each Unit so held, subject to adjustment as provided for herein. If an adjustment in the number of Rights per Unit has been made pursuant to Section 11 hereof, then at the time of distribution of the Right Certificates, the Partnership shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates and may be transferred solely by the transfer of the Right Certificates as permitted hereby, separately and apart from any transfer of one or more Units, and the holders of such Right Certificates as listed in the records of the Partnership or any transfer agent or registrar for the Rights shall be the record holders thereof.

(b) On the Record Date, or as soon as practicable thereafter, the Partnership will send a copy of a Summary of Rights to Purchase Common Units, in substantially the form of Exhibit B hereto (the “Summary of Rights”), by first-class, postage-prepaid mail, to each record holder of Units as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Partnership. With respect to certificates or Book Entries for Units outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof (with a copy of the Summary of Rights attached thereto) or by the Book Entries for Units, respectively. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Units outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, or the transfer of any Unit outstanding on the Record Date represented by a Book Entry, shall also constitute the transfer of the Rights associated with the Units represented by such certificate or Book Entry.

(c) Unless the General Partner by resolution adopted at or before the time of the issuance (including pursuant to the exercise of options under the Partnership’s benefit plans) of any Units specifies to the contrary, certificates for Units which become outstanding (including reacquired Units referred to in Section 3(d)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Unit Purchase Rights Agreement, dated as of December 3, 2008, as it may be amended from time to time (the “Rights Agreement”), between Magellan Midstream Holdings, L.P. (the “Partnership”) and Computershare Trust Company, N.A., the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Partnership. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Partnership will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person (or any Affiliate or Associate thereof) (as such terms are defined in the Rights Agreement) may become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Units represented by such certificates shall be evidenced by such certificates alone, and the transfer of any Units evidenced by such certificate shall also constitute the transfer of the Rights associated with the Units represented thereby.

(d) If the Partnership purchases or acquires any Units after the Record Date but prior to the Distribution Date, any Rights associated with such Units shall be cancelled and retired so that the Partnership shall not be entitled to exercise any Rights associated with such Units.

Section 4. Form of Right Certificates. The Right Certificates shall be substantially the same as Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Partnership may determine to be appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any applicable rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of Common Units as shall be set forth therein at the purchase price per Common Unit set forth therein (the “Purchase Price”), but the number of such Common Units and the Purchase Price shall be subject to adjustment as provided herein.

Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Partnership by the General Partner, and on behalf of the General Partner by the Chairman of the Board, any Chief Executive Officer, any President or any Vice Presidents of the General Partner, either manually or by facsimile signature, and shall be attested by the Secretary or an Assistant Secretary of the General Partner, either manually or by facsimile signature. The Right Certificates shall be countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned either manually or by facsimile signature. If any officer of the General Partner who shall have signed any of the Right Certificates shall cease to be such officer of the General Partner before countersignature by the Rights Agent and issuance and delivery by the Partnership, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Partnership with the same force and effect as though the individual who signed such Right Certificates had not ceased to be such officer of the General Partner; and any Right Certificate may be signed on behalf of the General Partner by any individual who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the General Partner to sign such Right Certificate, although at the date of the execution of this Agreement any such individual was not such an officer.

Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced by each of the Right Certificates, certificate numbers and the date of each of the Right Certificates.

Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Common Units (or, following a Triggering Event, other securities, cash or other assets, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall request such in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Neither the Rights Agent nor the Partnership shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Partnership shall reasonably request. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Partnership may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

Upon receipt by the Partnership and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Partnership’s request, reimbursement to the Partnership and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Partnership will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights. (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each Common Unit as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on December 2, 2011 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

(b) The Purchase Price for each Common Unit purchasable pursuant to the exercise of a Right shall initially be $65.00, and shall be subject to adjustment from time to time as provided in Section 11 or 13 hereof and shall be payable in lawful money of the United States of America in accordance with Section 7(c) below.

(c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the Common Units to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9(d) hereof by certified check, cashier’s check or money order payable to the order of the Partnership, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent the Common Unit certificates for the number of Common Units to be purchased and the Partnership hereby irrevocably authorizes any such transfer agent to comply with all such requests, or (B) if the Partnership shall have elected, in its sole discretion, to deposit Common Units issuable upon exercise of the Rights with a depositary agent, requisition from the depositary agent depositary receipts representing such number of Common Units as are to be purchased (in which case certificates for the Common Units represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Partnership hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from any transfer agent the

Common Unit certificates for the number of Common Units to be issued in lieu of issuance of fractional Common Units as determined in accordance with Section 14 hereof, and (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder to or upon the order of the registered holder of such Right Certificate. If the Partnership is obligated to issue other securities of the Partnership, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Partnership will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, when appropriate.

(d) If the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

(e) The Partnership covenants and agrees that it will maintain the ability to issue the number of Common Units that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with this Section 7.

Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Partnership or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Partnership shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Partnership otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Partnership, or shall, at the written request of the Partnership, destroy such cancelled Right Certificates, and, in such case shall deliver a certificate of destruction thereof to the Partnership.

Section 9. Availability of Common Units. (a) The Partnership covenants and agrees that it will take all such action as may be necessary to ensure that all Common Units delivered upon exercise of Rights shall, at the time of delivery of the certificates for any such Common Units (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable Common Units, except as such nonassessability may be affected by Section 17-607 of the Delaware Act (as defined in the Partnership Agreement).

(b) So long as the Common Units issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Partnership shall use its best efforts to promptly cause, from and after such time as the Rights become exercisable, all Common Units and other securities reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

(c) The Partnership shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Triggering Event on which the consideration to be delivered by the Partnership upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) hereof, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act of 1933 (the “Securities Act”) with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable and (B) the Final Expiration Date. After the date set forth in clause (i) of the first sentence of this Section 9(c), the Partnership may temporarily suspend, for a period not to exceed ninety (90) days, the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Partnership shall issue a public announcement stating, and notify the Rights Agent, that the exercisability of the Rights has been temporarily suspended, as well as a public announcement and notification to the Rights Agent at such time as the suspension is no longer in effect. The Partnership will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction, unless the requisite qualification in such jurisdiction shall have been obtained, or an exemption therefrom shall be available, and until a registration statement, if required, has been declared effective.

(d) The Partnership further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Common Units upon the exercise of Rights. The Partnership shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Common Units in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Common Units upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Partnership’s reasonable satisfaction that no such tax is due.

Section 10. Common Units Record Date. Each Person in whose name any Common Units are issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Units on, and any certificate representing such Common Units shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made and such Person is registered as the Record Holder of such Common Units; provided, however, that, if the date of such surrender and payment is a date upon which the Common Units transfer books of the Partnership are closed, such Person shall be deemed to have become the record holder of such Common Units on, and any such certificate shall be dated, the next succeeding Business Day on which the Common Units transfer books of the Partnership are open.

Section 11. Adjustment of Purchase Price, Number of Units or Number of Rights. The Purchase Price, the number of Common Units covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i) If the Partnership shall at any time after the date of this Agreement (A) declare a distribution on the Common Units payable in Common Units, (B) subdivide the outstanding Common Units, (C) combine the outstanding Common Units into a smaller number of Common Units, or (D) issue any Partnership Securities in a reclassification of the Common Units (including any such reclassification in connection with a consolidation or merger in which the Partnership is the continuing or surviving entity), then, in each such event, except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such distribution or of the effective date of such subdivision, combination or reclassification, and the number and kind of Partnership Securities issuable in respect of the Rights, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of Partnership Securities which, if such Right had been exercised immediately prior to such date and at a time when the Common Unit transfer books of the Partnership were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such distribution, subdivision, combination or reclassification. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii)(A) Subject to the terms of this Agreement, if a Triggering Event shall have occurred, then from and after the date of such Triggering Event, each holder of a Right shall thereafter have a right to receive, except as provided in this Section 11(a)(ii), upon exercise thereof at a price equal to the then current Purchase Price, such number of Common Units of the Partnership as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of Common Units for which a Right was exercisable immediately prior to the Triggering Event and dividing that product by (y) 50% of the then current per unit market price of the Common Units (determined pursuant to Section 11(d) hereof) on the date of such event (such number of Common Units, the “Adjustment Units”).

(B) If any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Partnership shall not take any action that would eliminate or diminish the benefits intended to be afforded by the Rights.

(C) From and after the occurrence of a Triggering Event, any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Associate or Affiliate of such Acquiring Person) on or after the earlier of (x) the date of such event and (y) the Distribution Date shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to Section 3 that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be cancelled.

(iii) In lieu of issuing Common Units in accordance with Section 11(a)(ii) hereof, the Partnership may, if the General Partner determines that such action is necessary or appropriate and not contrary to the interest of holders of Rights (and, if the Partnership cannot issue a sufficient number of Common Units to permit the exercise in full of the Rights, or if any necessary approval for such issuance has not been obtained by the Partnership), the Partnership shall: (A) determine the excess of (1) the value of the Adjustment Units issuable upon the exercise of a Right (the “Current Value”) over (2) the then current Purchase Price (such excess, the “Spread”) and (B) with respect to each Right (other than the Rights which have become null and void pursuant to Section 11(a)(ii)), make adequate provision to substitute for such Adjustment Units, upon exercise of the Rights, (1) cash, (2) a reduction in the Purchase Price, (3) other equity securities of the Partnership (including, without limitation, Partnership Securities which the General Partner has determined to have the same value as Common Units (such Partnership Securities are herein referred to as “Unit Equivalents”)), except to the extent that the Partnership has not obtained any necessary approval for such issuance, (4) debt securities of the Partnership, except to the extent that the Partnership has not obtained any necessary approval for such issuance, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Spread, where such aggregate value has been determined by the General Partner based upon the advice of a nationally recognized investment banking firm selected by the General Partner; provided, however, if the Partnership shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Triggering Event and (y) the date on which the Partnership’s right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the “Section 11(a)(ii) Trigger Date”), then the Partnership shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Units (to the extent available), except to the extent that the Partnership has not obtained any necessary approval for such issuance, and then, if necessary, cash, which Common Units and/or cash have an aggregate value equal to the Spread. If the General Partner shall determine in good faith that it is likely that sufficient additional Common Units could be authorized for issuance upon exercise in full of the Rights and that any necessary approval for such issuance will be obtained, the thirty (30)-day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Partnership may take action to obtain such approval (such period, as it may be extended, the “Substitution Period”). To the extent that the General Partner determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Partnership (x) shall provide, subject to Section 11(a)(ii) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional Units, to take any action to obtain any required regulatory approval and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Partnership shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common

Units shall be the current per unit market price (as determined pursuant to Section 11(d) hereof) of the Common Units on the Section 11(a)(ii) Trigger Date and the value of any “Unit Equivalent” shall be determined by the General Partner as of such date.

(b) If the Partnership shall, at any time after the date of this Agreement, fix a record date for the issuance of rights, options or warrants to all holders of Common Units or of any class or series of Unit Equivalents entitling such holders (for a period expiring no more than forty-five (45) calendar days after such record date) to subscribe for or purchase Common Units or Unit Equivalents or securities convertible into Common Units or Unit Equivalents at a price per unit (or having a conversion price per unit, if a security convertible into Common Units or Unit Equivalents) less than the then current per unit market price (as defined in Section 11(d)) of the Common Units or Unit Equivalents on such record date, then, in each such case, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Units and Unit Equivalents (if any) outstanding on such record date, plus the number of Common Units or Unit Equivalents, as the case may be, which the aggregate offering price of the total number of Common Units or Unit Equivalents, as the case may be, so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per unit market price, and the denominator of which shall be the number of Common Units and Unit Equivalents (if any) outstanding on such record date, plus the number of additional Common Units or Unit Equivalents, as the case may be, to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). If such subscription price may be paid in consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the General Partner, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Common Units and Unit Equivalents owned by or held for the account of the Partnership shall be deemed not outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and if such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c) If the Partnership shall, at any time after the date of this Agreement, fix a record date for the making of a distribution or issuance to all holders of Common Units or of any class or series of Unit Equivalents (including any such distribution made in connection with a consolidation or merger in which the Partnership is the continuing or surviving entity), of evidences of indebtedness or assets (other than a regular quarterly cash distribution, if any, or a distribution payable in Common Units) or subscription rights or warrants (excluding those referred to in Section 11(b)), then, in each such case, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current per unit market price (as determined pursuant to Section 11(d) hereof) of a Common Unit or a Unit Equivalent on such record date, less the fair market value (as determined in good faith by the General Partner, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a Common Unit or Unit Equivalent, as the case may be, and the denominator of which shall be such current market price (as determined pursuant to Section 11(d) hereof) of a Common Unit or Unit Equivalent on such record date. Such adjustments shall be made successively whenever such a record date is fixed, and if such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

(d) (i) For the purpose of any computation hereunder, the “current per unit market price” of any security (a “Security” for the purpose of this Section 11(d)(i)) on any date shall be the average of the daily closing prices per unit of such Security for the 30 consecutive Trading Days (as defined below) immediately prior to such date; provided, however, that, if the current per unit market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a distribution on such Security payable in units of such Security or securities convertible into such units, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-distribution date for such distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per unit market price shall be appropriately adjusted to reflect the current market price per unit equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on any national securities exchange or, if the Security is not listed or admitted to trading on any national securities exchange, the last sale price or, if such last sale price is not reported, the average of the high bid and low asked prices in the over-the-counter market, as reported by any applicable system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the General Partner. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

(ii) If the Common Units are not publicly held or so listed or traded, “current per unit market price” shall mean the fair value per unit as determined in good faith by the General Partner, whose determination shall be described in a statement filed with the Rights Agent.

(e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a Common Unit or any other unit or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

(f) If as a result of an adjustment made pursuant to Section 11(a) or 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any Partnership Securities other than Common Units, thereafter the number of such other Partnership Securities so receivable upon exercise of any Right and if required, the Purchase Price thereof, shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Units contained in this Section 11, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Common Units shall apply on like terms to any such other Partnership Securities.

(g) All Rights originally issued by the Partnership subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Common Units purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Partnership shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) or (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Common Units (calculated to the nearest one ten-thousandth of a Common Unit) obtained by (i) multiplying (x) the number of Common Units covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Partnership may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of Common Units purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Common Units for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Partnership shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Partnership shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Partnership, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Partnership, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or the number of Common Units issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of Common Units which were expressed in the initial Right Certificates issued hereunder.

(k) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Partnership may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the Common Units and other Partnership Securities, if any, issuable upon such exercise over and above the Common Units and other Partnership Securities, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Partnership shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional units upon the occurrence of the event requiring such adjustment.

(l) Anything in this Section 11 to the contrary notwithstanding, the Partnership shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Common Units, issuance wholly for cash of any Common Units at less than the current market price, issuance wholly for cash of Common Units or securities which by their terms are convertible into or exchangeable for Common Units, distributions on Common Units payable in Common Units or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Partnership to holders of its Common Units shall not be taxable to such unitholders.

(m) The Partnership covenants and agrees that it shall not, at any time after the Distribution Date, effect, authorize, or to the extent possible, permit to occur any Triggering Event, if (i) at the time or immediately after such Triggering Event there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (ii) prior to, simultaneously with or immediately after a Section 13 Event, the securityholders of the Person who constitutes, or would constitute, the “Principal Party” for purposes of Section 13(b) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

Section 12. Certificate of Adjusted Purchase Price or Number of Units. Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Partnership shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Units, including the Common Units, a copy of such certificate and (c) if such adjustment occurs at any time after the Distribution Date, mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof. Notwithstanding the foregoing sentence, the failure of the Partnership to make such certification or give such notice shall not affect the validity of such adjustment or the force or effect of the requirement for such adjustment.

Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. (a) If, directly or indirectly, at any time after a Person has become an Acquiring Person, (x) the Partnership shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Partnership) and the Partnership shall not be the continuing or surviving entity of such merger, (y) any Person (other than a Subsidiary of the Partnership) shall consolidate with the Partnership, or merge with and into the Partnership and the Partnership shall be the continuing or surviving entity of such merger and, in connection with such merger, all or part of the Units shall be changed into or exchanged for stock or other securities of any other Person (or the Partnership) or cash or any other property, or (z) the Partnership shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Partnership and its Subsidiaries (taken as a whole) to any other Person other than the Partnership or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein and except for an Acquiring Person and any Associates or Affiliates of an Acquiring Person) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of Common Units for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Common Units, such number of authorized and issued, fully paid and nonassessable common units or equivalent securities (the “Common Securities”) of the Principal Party (as hereinafter defined) free of any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of Common Units for which a Right is then exercisable immediately prior to the first occurrence of a Section 13 Event, and dividing that product by (B) 50% of the then current per unit market price of the Common Securities of the Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such Section 13 Event; (ii) the issuer of such Common Securities shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Partnership pursuant to this Agreement; (iii) the term “Partnership” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of the Section 13 Event; and (iv) such Principal Party shall take such steps, including but not limited to, the reservation of a sufficient number of shares of its Common Securities, in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Securities deliverable upon the exercise of the Rights.

(b) “Principal Party” shall mean (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Units are converted in such merger or consolidation, and if no securities are issued, the Person that is the other party to such merger or consolidation; and (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case, (x) if such Person is a direct or indirect Subsidiary of another Person, “Principal

Party” shall refer to such other Person and (y) if such Person is a Subsidiary, directly or indirectly, of more than one Person, “Principal Party” shall refer to whichever of such Persons is the issuer of Common Securities having the greatest aggregate value.

(c) If, for any reason, the Rights cannot be exercised for Common Securities of such Principal Party as provided in Section 13(a), or, if within 60 days following the completion of any such transaction such Common Securities have not been issued, then each holder of Rights shall have the right to exchange its Rights for the right to receive cash from such Principal Party in an amount equal to the number of Common Securities that it would otherwise be entitled to purchase times 50% of the current per share market price, as determined pursuant to Section 11(d) hereof, of such Common Securities of such Principal Party. If, for any reason, the foregoing formulation cannot be applied to determine the cash amount into which the Rights are exchangeable, then the General Partner, based upon the advice of one or more nationally recognized investment banking firms, and based upon the total value of the Partnership, shall determine such amount reasonably and with good faith which shall be paid to the holders of Rights. Any such determination shall be final and binding on the Rights Agent.

(d) If the Principal Party has a provision in any of its authorized securities or in its certificate of incorporation or by-laws or any other instrument governing its affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of its Common Securities at less than the then current market price per share thereof (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, its Common Securities at less than such then current market price, or (ii) providing for any special payment, tax or similar provision in connection with the issuance of the Common Securities of such Principal Party pursuant to the provisions of Section 13, then, in such event, the Partnership hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Partnership and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall be canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

(e) The Partnership shall not consummate any Section 13 Event unless the Principal Party shall have a sufficient number of authorized Common Securities that have not been issued or that have been reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Partnership and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement confirming that such Principal Party shall, upon consummation of such Section 13 Event, assume this Agreement in accordance with Sections 13(a) and (b) hereof, that all rights of first refusal or preemptive rights in respect of the issuance of Common Securities of such Principal Party upon exercise of outstanding Rights have been waived, that there are no rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights and that such transaction shall not result in a default by such Principal Party under this Agreement, and further providing that, as soon as practicable after the date of such Section 13 Event, such Principal Party will:

(i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Final Expiration Date, and similarly comply with applicable state securities laws;

(ii) use its best efforts to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange; and

(iii) deliver to holders of the Rights historical financial statements for such Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

(f) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. If a Section 13 Event shall occur at any time after the occurrence of an event described in Section 11(a)(ii), the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

Section 14. Fractional Rights and Fractional Units. (a) The Partnership shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by any applicable system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the General Partner. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the General Partner shall be used.

(b) The Partnership shall not issue fractions of Common Units upon exercise of the Rights or distribute certificates or make Book Entries which evidence fractional Common Units. In lieu of issuing fractional Common Units, each fractional Common Unit shall be rounded to the nearest whole Common Unit (and a 0.5 Common Unit shall be rounded to the next higher Common Unit) and the Partnership shall issue to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an additional Common Unit, if necessary, in lieu of issuing fractional Common Units.

(c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional Units upon exercise of a Right (except as provided above).

Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates; and any registered holder of any Right Certificate, without the consent of the Rights Agent or of the holder of any other Right Certificate, may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Partnership to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to seek specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Partnership and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Units;

(b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

(c) the Partnership and the Rights Agent may deem and treat the Person in whose name the Right Certificate is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding, to the fullest extent permitted by law, any notations of ownership or writing on the Right Certificates or the associated Unit certificate made by anyone other than the Partnership or the Rights Agent) for all purposes whatsoever, and neither the Partnership nor the Rights Agent shall be affected by any notice to the contrary.

Section 17. Right Certificate Holder Not Deemed a Unitholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive distributions or be deemed for any purpose the holder of Common Units or any other Partnership Securities which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a unitholder of the Partnership or any right to vote for the election of directors or upon any matter submitted to unitholders at any meeting thereof, or to give or withhold consent to any action, or to receive notice of meetings or other actions affecting unitholders (except as provided in Section 25 hereof), or to receive distributions or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof and, to the extent applicable, the holder shall have been admitted to the Partnership as a Limited Partner.

Section 18. Concerning the Rights Agent. The Partnership agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder, and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Partnership also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Common Units or for other Partnership Securities, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. If at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and, if at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

If at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and if at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and, in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Partnership and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Partnership), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Partnership prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, any Chief Executive Officer, any President, any Vice President, the Treasurer or the Secretary of the General Partner and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder to the Partnership and any other Person only for its own gross negligence, bad faith or willful misconduct.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Partnership only.

(e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Partnership of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24, or the ascertainment of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Units to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Units will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f) The Partnership agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, any Chief Executive Officer, any President, any Vice President, the Secretary or the Treasurer of the General Partner, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

(h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Partnership or become pecuniarily interested in any transaction in which the Partnership may be interested, or contract with or lend money to the Partnership or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Partnership or for any other legal entity.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Partnership resulting from any such act, default, neglect or misconduct; provided that reasonable care was exercised in the selection and continued employment thereof.

Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Partnership and to each transfer agent of the Units by registered or certified mail, and to the holders of the Right Certificates by first-class mail. In the event the transfer agency relationship in effect between the Partnership and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Partnership shall be responsible for sending any required notice. The Partnership may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Units by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Partnership shall appoint a successor to the Rights Agent. If the Partnership shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Partnership), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Partnership or by such a court, shall be (a) a corporation or trust company organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such corporation or trust company is authorized to do business as a banking institution in such state), in good standing, having an office in the State of New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (b) an Affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Partnership shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Units, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Partnership may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the General Partner to reflect any adjustment or change in the Purchase Price and the number or kind or class of Units or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Units following the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date, the Partnership (a) shall, with respect to Units so issued or sold pursuant to the exercise, conversion or exchange of securities hereinafter issued by the Partnership and (b) may, in any other case, if deemed necessary or appropriate by the General Partner, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued and this sentence shall be null and void ab initio if, and to the extent that, such issuance or this sentence would create a significant risk of or result in material adverse tax consequences to the Partnership or the Person to whom such Right Certificate would be issued and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23. Redemption. (a) The Partnership may, at its option, at any time prior to the Close of Business on the earlier of (i) the Unit Acquisition Date or (ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, appropriately adjusted to reflect any unit split, unit distributions or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”) and the Partnership may, at its option, pay the Redemption Price either in Common Units (based on the current per unit market price thereof (as determined pursuant to Section 11(d) hereof) at the time of redemption) or cash. The redemption of the Rights by the Partnership may be made effective at such time, on such basis and with such conditions as the General Partner in its sole discretion may establish.

(b) Immediately upon the action of the Partnership ordering the redemption of the Rights pursuant to Section 23(a), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Partnership shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Partnership ordering the redemption of the Rights, the Partnership shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Units. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Partnership nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Units prior to the Distribution Date.

Section 24. Exchange. (a) The General Partner may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Units at an exchange ratio of one Common Unit for each two Common Units for which each Right is then exercisable pursuant to the provisions of Section 11(a)(ii), appropriately adjusted to reflect any unit split, unit distribution or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the General Partner shall not be empowered to effect such exchange at any time after any Person (other than any Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Units then outstanding. The exchange of the Rights by the General Partner may be made effective at such time and on such basis and with such conditions as the General Partner in its sole discretion may establish.

(b) Immediately upon the action of the General Partner ordering the exchange of any Rights pursuant to Section 24(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Units equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Partnership shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Partnership promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Units for Rights will be effected, and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

(c) If there are not sufficient Common Units issued but not outstanding, or authorized but unissued, on the Exchange Date to permit any exchange of Rights as contemplated in accordance with Section 24, the Partnership shall either take all such action as may be necessary to authorize additional Common Units for issuance upon exchange of the Rights or alternatively, at the option of the General Partner, with respect to each Right (i) pay cash in an amount equal to the Current Market Value (as defined below), in lieu of issuing Common Units in exchange therefor, or (ii) issue debt or equity securities or a combination thereof, having a value equal to the Current Market Value, in lieu of issuing Common Units in exchange for each such Right, where the value of such securities shall be determined by a nationally recognized investment banking firm selected by the General Partner, or (iii) deliver any combination of cash, property, Common Units and/or other securities having a value equal to the Current Market Value in exchange for each Right. For purposes of this Section 24(c) only, the Current Market Value shall mean the product of the current per unit market price of Common Units (determined pursuant to Section 11(d) on the date of the occurrence of the event described above in subparagraph (a)) multiplied by the number of Common Units for which the Right otherwise would be exchangeable if there were sufficient units available. To the extent that the Partnership determines that some action need be taken pursuant to clauses (i), (ii) or (iii) of this Section 24(c), the General Partner may temporarily suspend the exercisability of the Rights for a period of up to sixty (60) days following the date on which the event described in Section 24(a) shall have occurred, in order to seek any authorization of additional Common Units and/or to decide the appropriate form of distribution to be made pursuant to the above provision and to determine the value thereof. In the event of any such suspension, the Partnership shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended.

(d) The Partnership shall not issue fractions of Common Units or distribute certificates or make Book Entries which evidence fractional Common Units. In lieu of such fractional Common Units, the Partnership shall issue to the registered holders of the Right Certificates with regard to which such fractional Common Units would otherwise be issuable an additional Common Unit, if necessary, determined in accordance with Section 14 hereof.

(e) The General Partner may, at its option, at any time before any Person has become an Acquiring Person, exchange all or part of the then outstanding Rights for rights of substantially equivalent value, as determined reasonably and with good faith by the General Partner, based upon the advice of one or more nationally recognized investment banking firms.

(f) Immediately upon the action of the General Partner ordering the exchange of any Rights pursuant to subsection (e) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of rights in exchange therefor as has been determined by the General Partner in accordance with subsection (e) above. The Partnership shall give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Partnership shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the transfer agent for the Units of the Partnership. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Rights will be effected.

Section 25. Notice of Certain Events. (a) If the Partnership shall, at any time after the Distribution Date, propose (i) to pay any distribution payable in Common Units to the holders of its Common Units or to make any other distribution to the holders of its Common Units (other than a regular quarterly cash distribution), (ii) to offer to the holders of the Common Units rights or warrants to subscribe for or to purchase any additional Common Units or other Units or any other securities, rights or options, (iii) to effect any reclassification of its Common Units (other than a reclassification involving only the subdivision of outstanding Units), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Partnership and its Subsidiaries (taken as a whole) to, any other Person, or (v) to effect the liquidation, dissolution or winding up of the Partnership, then, in each such case, the Partnership shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such unit distribution, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Units, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Units for purposes of such action, and, in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Units, whichever shall be the earlier.

(b) If the event set forth in Section 11(a)(ii) hereof shall occur, then the Partnership shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Partnership shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Magellan Midstream Holdings, L.P.

One Williams Center

Tulsa, Oklahoma 74172

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Partnership or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Partnership) as follows:

Computershare Trust Company, N.A.

250 Royall Street

Canton, Massachusetts 02021

Attention: Client Services

Notices or demands authorized by this Agreement to be given or made by the Partnership or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Partnership.

Section 27. Supplements and Amendments. Except as provided in the last sentence of this Section 27, for so long as the Rights are then redeemable, the Partnership may in its sole and absolute discretion, and the Rights Agent shall if the Partnership so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of the Rights. At any time when the Rights are no longer redeemable, except as provided in the last sentence of this Section 27, the Partnership may, and the Rights Agent shall, if the Partnership so directs, supplement or amend this Agreement without the approval of any holders of Rights, provided that no such supplement or amendment may (a) materially adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), (b) cause this Agreement again to become amendable other than in accordance with this sentence or (c) cause the Rights again to become redeemable. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price.

Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Partnership or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29. Determinations and Actions by the General Partner, etc. For all purposes of this Agreement, any calculation of the number of Units outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Units of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The General Partner shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the General Partner, or the Partnership or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the General Partner in good faith, shall (x) be final, conclusive and binding on the Partnership, the Rights Agent, the holders of the Right Certificates and all other parties and (y) to the fullest extent permitted by law, not subject the General Partner to any liability to the holders of the Rights.

Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Partnership, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Units) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Partnership, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Units).

Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the General Partner determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the General Partner.

Section 32. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 35. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

MAGELLAN MIDSTREAM HOLDINGS, L.P.

By:	Magellan Midstream Holdings GP, LLC, its general partner

Attest:

By:	/s/ John D. Chandler	By:	/s/ Don R. Wellendorf
Name:	John D. Chandler	Name:	Don R. Wellendorf
Title:	Chief Financial Officer	Title:	President and CEO

COMPUTERSHARE TRUST COMPANY, N.A.,
as Rights Agent

Attest:

By:	/s/ Jeffrey Seiders	By:	/s/ Dennis V. Moccia
Name:	Jeffrey Seiders	Name:	Dennis V. Moccia
Title:	Relationship Manager	Title:	Manager, Contract Administrator

[Signature Page - Rights Agreement]

EXHIBIT A

FORM OF

RIGHT CERTIFICATE

Certificate No. R-	Rights

NOT EXERCISABLE AFTER DECEMBER 2, 2011 OR EARLIER IF TERMINATED BY THE PARTNERSHIP OR IF THE PARTNERSHIP EXCHANGES THE RIGHTS PURSUANT TO THE UNIT PURCHASE RIGHTS AGREEMENT. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE PARTNERSHIP, AT $0.001 PER RIGHT ON THE TERMS SET FORTH IN THE UNIT PURCHASE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE UNIT PURCHASE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

Right Certificate

MAGELLAN MIDSTREAM HOLDINGS, L.P.

This certifies that                                              , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Unit Purchase Rights Agreement, dated as of December 3, 2008 (the “Rights Agreement”), between Magellan Midstream Holdings, L.P., a Delaware limited partnership (the “Partnership”), and Computershare Trust Company, N.A. (the “Rights Agent”), to purchase from the Partnership at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., New York, New York time, on December 2, 2011, at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one common unit of limited partner interest (the “Common Units”) of the Partnership, at a purchase price of $65.00 per Common Unit (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of Common Units which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of December 10, 2008, based on the Common Units as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of Common Units which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Partnership and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive offices of the Partnership and the above-mentioned offices of the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Units as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate (i) may be redeemed by the Partnership, at its option, at a redemption price of $0.001 per Right or (ii) may be exchanged by the Partnership in whole or in part for Common Units, substantially equivalent rights or other consideration as determined by the Partnership.

No fractional Common Units will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof an additional Common Unit may be issued, if necessary, as provided by and in accordance with the terms of the Rights Agreement.

No holder of this Right Certificate shall be entitled to vote or receive distributions or be deemed for any purpose the holder of the Common Units or of any other securities of the Partnership which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a unitholder of the Partnership or any right to vote upon any matter submitted to unitholders at any meeting thereof, or to give or withhold consent to any action, or to receive notice of meetings or other actions affecting unitholders (except as provided in the Rights Agreement), or to receive distributions or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement and, to the extent applicable, the holder hereof shall have been admitted to the Partnership as a Limited Partner.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the General Partner of the Partnership.

Dated as of                             , 20    .

ATTEST:	MAGELLAN MIDSTREAM HOLDINGS, L.P.
	By:	Magellan Midstream Holdings GP, LLC, its general partner

By:	By:
Name:	Name:
Title:	Title:

Countersigned:

COMPUTERSHARE TRUST COMPANY, N.A.,

as Rights Agent

By:
Authorized Signature

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder

desires to transfer the Right Certificate)

FOR VALUE RECEIVED,                                                                                                                                 hereby sells, assigns and

transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                                       Attorney, to transfer the within Right Certificate on the books of the within-named Partnership, with full power of substitution.

Dated:                                         ,             .

Signature

(Please print name and address)

Signature Guaranteed:

The signature(s) should be guaranteed by an Eligible Guarantor Institution (e.g., banks, stockbrokers, savings and loan associations and credit unions that are members of approved signature guarantee medallion program) as defined in Rule 17Ad-15 of the Rules and Regulations promulgated under the Securities Exchange Act of 1934.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

Form of Reverse Side of Right Certificate — continued

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise Rights

represented by the Right Certificate)

TO MAGELLAN MIDSTREAM HOLDINGS, L.P.

The undersigned hereby irrevocably elects to exercise                                                       Rights represented by this Right Certificate to purchase the Common Units issuable upon the exercise of such Rights and requests that certificates for such Common Units be issued in the name of:

Please insert social security or other identifying number:

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number:

(Please print name and address)

Dated:

Signature

Signature Guaranteed:

The signature(s) should be guaranteed by an Eligible Guarantor Institution (e.g., banks, stockbrokers, savings and loan associations and credit unions that are members of approved signature guarantee medallion program) as defined in Rule 17Ad-15 of the Rules and Regulations promulgated under the Securities Exchange Act of 1934.

Form of Reverse Side of Right Certificate — continued

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

NOTICE

The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

If the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Partnership and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

EXHIBIT B

SUMMARY OF RIGHTS TO PURCHASE

COMMON UNITS

On December 10, 2008, Magellan Midstream Holdings GP, LLC, a Delaware limited liability company and the general partner (the “General Partner”) of Magellan Midstream Holdings, L.P., a Delaware limited partnership (the “Partnership”), declared an issuance and distribution of one unit purchase right (a “Right”) for each unit of limited partner interest in the Partnership (the “Units”). The distribution is payable on December 10, 2008 (the “Record Date”) to the holders of Units of record on that date. Each Right entitles the registered holder to purchase from the Partnership one common unit of limited partner interest (the “Common Units”), of the Partnership at a price of $65.00 per Common Unit (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Unit Purchase Rights Agreement, dated as of December 3, 2008 (the “Rights Agreement”), between the Partnership and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”).

Until the earlier to occur of (i) the tenth day following a public announcement that (A) a person has acquired beneficial ownership of 15% or more of the outstanding Common Units, or (B) if any person currently owns 15% or more of the outstanding Common Units, at such time as such person thereafter becomes the beneficial owner of any additional Common Units, unless such person became the beneficial owner of such additional Common Units as a result of certain transactions effected by the Partnership (in either case, an “Acquiring Person”), or (ii) the tenth business day (subject to extension) after a person commences, or announces its intention to commence, a tender offer or exchange offer the successful consummation of which would result in any person becoming the beneficial owner of the number of units necessary to be an Acquiring Person (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Unit certificates or uncertificated book entries for the Units (the “Book Entries”) outstanding as of the Record Date, by such Unit certificates (with a copy of this Summary of Rights attached thereto) or such Book Entries, as applicable. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Units. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Unit certificates issued after the Record Date, upon transfer or new issuance of Units will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Units, outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, or the transfer of any Unit outstanding on the Record Date represented by a Book Entry, will also constitute the transfer of the Rights associated with the Units represented by such certificate or Book Entry.

As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Units as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

B-1

The Rights are not exercisable until the Distribution Date. The Rights will expire on December 2, 2011 (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Partnership, in each case, as described below.

The Purchase Price payable, and the number of Common Units or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a unit distribution on, or a subdivision, combination or reclassification of, the Common Units, (ii) upon the grant to holders of the Common Units of certain rights or warrants to subscribe for or purchase Common Units at a price, or securities convertible into Common Units with a conversion price, less than the then current market price of the Common Units or (iii) upon the distribution to holders of the Common Units of evidences of indebtedness or assets (excluding regular periodic cash distributions paid out of earnings or retained earnings or distributions payable in Common Units) or of subscription rights or warrants (other than those referred to above).

If, after a person or a group has become an Acquiring Person, the Partnership is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold or transferred (subject to certain exceptions) (such merger, other business combination, sale or transfer a “Flip-over Event”), proper provision will be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person, will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, the number of common units or equivalent securities of the acquiring company equal to the product of (x) the number of common units for which a Right was exercisable immediately prior to the Flip-over Event and (y) that number of common units or equivalent securities of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. If any person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of common units or equivalent securities having a market value of two times the exercise price of the Right.

At any time after a person or group has become an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Units, the General Partner may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Common Unit for each two Common Units for which each Right is then exercisable pursuant to the provisions of the Rights Agreement (subject to adjustment).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% of such Purchase Price. No fractional Common Units will be issued and in lieu thereof, an additional Common Unit may be issued, if necessary, as provided by and in accordance with the terms of the Rights Agreement.

At any time prior to the earlier of (i) the day of a public announcement by the Partnership or an Acquiring Person that an Acquiring Person has become such, or such earlier date as the General Partner shall become aware of the existence of an Acquiring Person, or (ii) the Final Expiration Date, the Partnership, with the approval of the General Partner, may redeem the

B-2

Rights in whole, but not in part, at a price of $0.001 per Right (with respect to each holder of Rights, rounded up to the nearest cent for the aggregate Rights held by such holder) (the “Redemption Price”). The redemption of the Rights may be made effective at such time on such basis and with such conditions as the General Partner in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

As long as the Rights are redeemable, the terms of the Rights generally may be amended by the Partnership without the consent of the holders of the Rights. However, from and after such time as the Rights are no longer redeemable, no such amendment by the Partnership may materially adversely affect the interests of the holders of the Rights (excluding the interest of any Acquiring Person) or cause the Rights again to become redeemable. In no circumstances shall the Redemption Price be amended.

Until a Right is exercised, the holder thereof, as such, will have no rights as a unitholder of the Partnership, including the right to vote or to receive distributions.

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an exhibit to a Registration Statement on Form 8-A filed December 5, 2008. A copy of the Rights Agreement is available free of charge from the Partnership. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

B-3